Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 20-F of our report dated March 10, 2026, which includes an explanatory paragraph relating to Voyager Acquisition Corp.’s ability to continue as a going concern, relating to the financial statements of Voyager Acquisition Corp as of December 31, 2025 and 2024, and for the years then ended. We also consent to the reference to us under the caption “Statement by Experts”.

/s/ WithumSmith+Brown, PC

New York, New York

June 15, 2026